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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported) August 18, 2004
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                        WARWICK VALLEY TELEPHONE COMPANY
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               (Exact Name of Registrant as Specified in Charter)


NEW YORK                                 0-11174                      14-1160510
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(State or Other Jurisdiction           (Commission                 (IRS Employer
  of Incorporation)                     File Number)         Identification No.)


47 MAIN STREET, WARWICK, NEW YORK                                          10990
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(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code  (845) 986-8080
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          (Former name or former address, if changed since last report)


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 Item 5.  Other Events and Regulation FD Disclosure
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As previously reported on Form 8k filed August 16, 2004 to announce our restatement, Warwick Valley Telephone Company, National Association of Securities Dealers Automated Quotation (Nasdaq) Symbol WWVY (the "Company"), has been delayed in filing its Form 10-Q for the period ended June 30, 2004. The delay resulted from the need to resolve complex issues raised by inquiries directed by the New York Public Service Commission (the "NYPSC") to the Company and certain other independent telephone companies in New York with regard to the potential need for a refund to long-distance carriers of a portion of the access charges charged for the period 1999 through June 2004. The Company now expects to file its Quarterly Report no later than August 25, 2004.

As a result of the delay in filing its Quarterly Report, on August 17, 2004 the Company was advised by Nasdaq that its Common Shares were subject to delisting on August 26, 2004 if its Quarterly Report was not filed on or before August 25, 2004. The Nasdaq Staff notified the Company that the Company failed to comply with the requirement for continued listing set forth in Marketplace Rule 4310(c)(14), which relates to the timely filing of periodic reports. As noted, the Company expects to file its Quarterly Report before the required date. If, contrary to the Company's expectations, it can not file its Quarterly Report before the required date, the Company will request a hearing from the Nasdaq Listing Qualifications Panel. From the opening of business on August 19, 2004 until such time as the Company files its Quarterly Report or this matter is otherwise resolved, the Company's Common Shares will trade under the symbol WWVYE.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                WARWICK VALLEY TELEPHONE COMPANY

Dated:August 18, 2004                           By: /s/ Herbert Gareiss, Jr.
                                                   -------------------------
                                                Name: Herbert Gareiss, Jr.
                                                Title: President